                                                                      EXHIBIT 11


              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

            STATEMENT RE: COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                 (IN THOUSANDS)



                                                                                           YEAR ENDED DECEMBER 31,
                                                                                           ----------------------
                                                                           1998        1997        1996        1995        1994
                                                                           ----        ----        ----        ----        ----
Per share income from continuing operations:

Income (loss) from continuing operations                                 $    (81)   $ 15,832    $ 15,522    $  1,286    $(13,159)
                                                                         --------    --------    --------    --------    --------
                                                                         --------    --------    --------    --------    --------

Weighted average common shares outstanding:
   Shares attributable to common stock outstanding                         24,616      23,807      19,056      16,300      13,090
   Shares attributable to common stock equivalents outstanding                572       1,152       1,311          --          --
                                                                         --------    --------    --------    --------    --------
                                                                           25,188      24,959      20,367      16,300      13,090
                                                                         --------    --------    --------    --------    --------
                                                                         --------    --------    --------    --------    --------
Per share income (loss) from continuing operations                       $     --    $   0.63    $   0.76    $   0.07    $  (1.00)
Per share income from discontinued operations:

Income from discontinued operations                                      $     --    $     --    $     --    $     --    $  1,006
Weighted average common shares outstanding:
   Shares attributable to common stock outstanding                         24,616      23,807      19,056      16,300      13,090
   Shares attributable to common stock equivalents outstanding                572       1,152       1,311          --          --
                                                                         --------    --------    --------    --------    --------
                                                                           25,188      24,959      20,367      16,300      13,090
                                                                         --------    --------    --------    --------    --------
                                                                         --------    --------    --------    --------    --------
Per share income from discontinued operations                            $     --    $     --    $     --    $     --    $   0.08
                                                                         --------    --------    --------    --------    --------
Per share loss from extraordinary item:

Extraordinary loss on early retirement of debt, net of taxes             $     --    $     --    $   (678)   $     --    $     --
                                                                         --------    --------    --------    --------    --------
                                                                         --------    --------    --------    --------    --------
Weighted average common shares outstanding:
   Shares attributable to common stock outstanding                         24,616      23,807      19,056      16,300      13,090
   Shares attributable to common stock equivalents outstanding                572       1,152       1,311          --          --
                                                                         --------    --------    --------    --------    --------
                                                                           25,188      24,959      20,367      16,300      13,090
                                                                         --------    --------    --------    --------    --------
Per share loss from extraordinary item                                   $     --      $   --    $  (0.03)   $     --    $     --
                                                                         --------    --------    --------    --------    --------
                                                                         --------    --------    --------    --------    --------
Per share dividends and accretion on mandatorily redeemable preferred:

Dividends and accretion on mandatorily redeemable preferred:             $     43      $ (365)   $ (6,694)   $ (3,003)   $ (1,518)
                                                                         --------    --------    --------    --------    --------
                                                                         --------    --------    --------    --------    --------
Weighted average common shares outstanding:
   Shares attributable to common stock outstanding                         24,616      23,807      19,056      16,300      13,090
   Shares attributable to common stock equivalents outstanding                572       1,152       1,311          --          --
                                                                         --------    --------    --------    --------    --------
                                                                           25,188      24,959      20,367      16,300      13,090
                                                                         --------    --------    --------    --------    --------
                                                                         --------    --------    --------    --------    --------
Per share dividends and accretion on mandatorily redeemable preferred    $     --     $ (0.01)   $  (0.33)   $  (0.18)   $  (0.12)
                                                                         --------    --------    --------    --------    --------
                                                                         --------    --------    --------    --------    --------
Per share net income applicable to common stock:

Net income applicable to common stock                                    $    (38)   $ 15,467    $  8,150    $ (1,717)   $(13,671)
                                                                         --------    --------    --------    --------    --------
                                                                         --------    --------    --------    --------    --------
Weighted average common shares outstanding:
   Shares attributable to common stock outstanding                         24,616      23,807      19,056      16,300      13,090
   Shares attributable to common stock equivalents outstanding                572       1,152       1,311          --          --
                                                                         --------    --------    --------    --------    --------
                                                                           25,188      24,959      20,367      16,300      13,090
                                                                         --------    --------    --------    --------    --------
                                                                         --------    --------    --------    --------    --------
Per share net income applicable to common stock                          $     --    $   0.62    $   0.40    $  (0.11)   $  (1.04)
                                                                         --------    --------    --------    --------    --------
                                                                         --------    --------    --------    --------    --------
